Exhibit 99.2



CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, James R. Smith, Chief Executive Officer and Chief Accounting Officer of CEDAR MOUNTAIN DISTRIBUTORS, INC. (the "Company"), hereby certify that the Company's Quarterly Report on Form 10-QSB for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ James R. Smith
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James R. Smith
Chief Executive Officer and Chief Accounting Officer
August 12, 2003